Exhibit 2.6

THIRD AMENDMENT TO

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO INTELLECTUAL PROPERTY PURCHASE AGREEMENT (this “Third Amendment”), dated as of May 12, 2010, by and between Kevin Jones, an individual residing at 752 Rodeo Circle, Orange, CA 92869 (“Seller”) and Higher One, Inc., a Delaware corporation having a place of business at 25 Science Park, New Haven, Connecticut 06511 (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer are parties to that certain Intellectual Property Purchase Agreement, dated as of June 9, 2008 as amended by that certain First Amendment to Intellectual Property Agreement, dated as of May 07, 2009 and that certain Second Amendment to Intellectual Property Agreement, dated as of August 21, 2009 (collectively, the “IP Purchase Agreement”); and

WHEREAS, the parties hereto have agreed to amend the IP Purchase Agreement on the terms set forth herein.

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Incorporation by Reference; Defined Terms.

(a) The recitals set forth above are hereby incorporated herein by reference.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the IP Purchase Agreement.

Section 2. Amendments to IP Purchase Agreement.

(a)	The list of colleges and universities on Exhibit B to the IP Purchase Agreement is hereby amended to delete the following colleges from the list:

(1)	Colorado Community College System - IT Aims Community College;

(2)	Colorado Community College System - IT Arapahoe Community College;

(3)	Colorado Community College System - IT Colorado Mountain College;

(4)	Colorado Community College System - IT Colorado Northwestern Community College;

(5)	Colorado Community College System - IT Community College of Aurora;

(6)	Colorado Community College System - IT Community College of Denver;

(7)	Colorado Community College System - IT Front Range Community College;

(8)	Colorado Community College System - IT Lamar Community College;

(9)	Colorado Community College System - IT Morgan Community College;

(10)	Colorado Community College System - IT Northeastern Junior College;

(11)	Colorado Community College System - IT Otero Junior College;

(12)	Colorado Community College System - IT Pikes Peak Community College;

(13)	Colorado Community College System - IT Pueblo Community College;

(14)	Colorado Community College System - IT Red Rocks Community College; and

(15)	Colorado Community College System - IT Trinidad State Junior College.

(b) The IP Purchase Agreement is hereby amended in accordance with the terms hereof, and this Third Amendment and the IP Purchase Agreement shall hereafter be one agreement and any reference to the IP Purchase Agreement in any document, instruments or agreement shall hereafter mean and include the IP Purchase Agreement as amended hereby. Except as specifically amended hereby, the IP Purchase Agreement is hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

Section 3. Miscellaneous.

(a) Governing Law. This Third Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without regard to its conflict of law principles.

(b) Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

(c) Facsimiles and Email. The parties hereby agree that delivery by facsimile transmission or email of signature pages hereto signed on behalf of the parties hereto shall constitute effective and binding execution and delivery of this Third Amendment by such parties.

(d) Severability. If any provision of this Third Amendment, or the application thereof to any party hereto, shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Third Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Third Amendment are and shall be severable.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Third Amendment as of the date first above written.

SELLER

/s/ Kevin Jones
Kevin Jones

BUYER
HIGHER ONE, INC.

By: /s/ Dean Hatton
Name: Dean Hatton
Title: CEO